Exhibit 21.1

Subsidiaries

Entity Name	State of Incorporation	Doing Business As
Barrington Estates, LLC	Delaware
Camarillo Village Park, LLC	Delaware
Harbor Highlands Group, LLC	California
Hilltop Residential, Ltd.	Florida
HSP Arizona, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
HWB Construction, Inc.	Delaware
HWB Investments, Inc.	Delaware
Lagoon Valley Residential, LLC	California
LB/L-Duc III Antioch 330, LLC	Delaware
Menifee Development, LLC	California
Residential Acquisition GP, LLC	Florida
S.P.S. Affiliates, Inc.	California
SP Talega, LLC	Delaware
SPH Title, Inc.	Delaware
SPIC CPCO, Inc.	Delaware
SPIC CPDB, Inc.	Delaware
SPIC CPRB, Inc.	Delaware
SPIC NLV 2009, Inc.	Delaware
SPM Affiliates, Inc.	Delaware
Standard Pacific 1, Inc.	Delaware
Standard Pacific Investment Corp.	Delaware
Standard Pacific Mortgage, Inc.	Delaware
Standard Pacific of Arizona, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Colorado, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Florida GP, Inc.	Delaware
Standard Pacific of Florida, general partnership	Florida
Standard Pacific of Las Vegas, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Orange County, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of South Florida GP, Inc.	Delaware	Standard Pacific Homes
Standard Pacific of South Florida, general partnership	Florida	Standard Pacific Homes
Standard Pacific of Tampa GP, Inc.	Delaware	Standard Pacific Homes
Standard Pacific of Tampa, general partnership	Florida	Standard Pacific Homes
Standard Pacific of Texas, Inc.	Delaware	Standard Pacific, Standard Pacific Homes, Standard Pacific of Austin, Standard Pacific of Dallas, Standard Pacific of Texas
Standard Pacific of the Carolinas, LLC	Delaware	Standard Pacific Homes
Standard Pacific of Tonner Hills, LLC	Delaware
Standard Pacific of Walnut Hills, Inc.	Delaware
Talega Associates, LLC	Delaware
Walnut Acquisition Partners, LLC	California
Westfield Homes USA, Inc.	Delaware	Standard Pacific Homes
Wolf Creek Development, LLC	California